Exhibit 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Priority Technology Holdings, Inc. (the "Company") for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

March 29, 2019	/s/ Thomas C. Priore
Thomas C. Priore
President, Chief Executive Officer and Chairman
(Principal Executive Officer)

March 29, 2019	/s/ Michael Vollkommer
Michael Vollkommer
Chief Financial Officer
(Principal Accounting and Financial Officer)

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report on Form 10-K or as a separate disclosure document.